Exhibit 23(b)


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Lazer-Tron Selected Financial Data" and "Experts" and to the use of our report dated July 27, 1994 included in the Proxy Statement of Lazer-Tron Corporation which is made a part of the Registration Statement on Form S-4 and related Prospectus of Acclaim Entertainment, Inc. for the registration of Acclaim Entertainment, Inc.'s common stock to be issued in connection with the merger of Acclaim Entertainment, Inc. and Lazer-Tron Corporation.


                                       ERNST & YOUNG LLP

San Jose, California
April 24, 1995